Exhibit 10.85



           LETTER OF INTENT FOR THE TRANSFER OF MEDI-CAL

                 MEMBERS AND PROVISION OF SERVICES



      This Letter of Intent is made as of May 23, 1997, between MOLINA MEDICAL CENTERS, INC., a California corporation ("MMC"), and MAXICARE, a California corporation ("Maxicare").

      1. BACKGROUND. MMC holds Agreements with the California Department of Health Services ("DHS") to provide or arrange for health care services to Medi-Cal beneficiaries in San Bernardino, Riverside and Sacramento Counties, California (collectively referred to as the "PHP Contracts"). Maxicare is prepared to accept an assignment or transfer and assume MMC's obligation under the PHP Contracts to provide or arrange for healthcare services in San Bernardino, Riverside and Sacramento Counties.

      2. ASSIGNMENT/TRANSFER AND ASSUMPTION. The parties agree to complete an assignment of MMC's contract rights or a transfer of enrollees, at the discretion of DHS, to provide that Maxicare will have full financial and administrative responsibility to provide or arrange for healthcare services to Medi-Cal beneficiaries presently enrolled in MMC's plans in San Bernardino, Riverside and Sacramento counties pursuant to a formal agreement that will contain the following terms:

          2.01  Effective  Date.    The  transfer  of  Enrollees as
provided herein shall be effective as of June 30, 1997, at 11:59 p.m. (the "Effective Date").

          2.02  Consent of DHS.   Maxicare  and  MMC will use their
best efforts to obtain written consent from DHS indicating DHS' approval of the assignments or the transfer of the Enrollees.

          2.03 Financial Responsibility. Commencing July 1, 1997, Maxicare shall have the primary responsibility, including the financial responsibility, to provide or arrange for "Covered Services", as such term is defined in the PHP Contract.

          2.04 Oversight Responsibility. Commencing July 1, 1997, Maxicare will provide all oversight and administrative responsibilities for providing Covered Services to Enrollees, in accordance with the Maxicare Contract, Medi-Cal laws, the Knox-Keene Health Care Services Plan Act and the nobles promulgated thereunder.

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          2.05  Enrollee Disenrollment.   Enrollees  shall have the
right  to   disenroll   from   Maxicare   at   the   time   of  the
assignment/transfer or at any time thereafter.

          2.06 Conduct of Business in Normal Course. MMC will carry management and activities related to the PHP Contracts diligently and in substantially the same manner as they previously have been carried out.

          2.07 Representations and Warranties. The definitive agreement will contain representations and warranties furnished by MMC customary with a transaction of this nature, including financial covenants.

          2.08 Pretransfer Obligations. It is expressly understood and agreed that Maxicare shall not be liable for any obligation or liability of MMC of any kind or nature incurred by MMC in providing health care services to the Enrollees under the PHP Contracts prior to the Effective Date.

          2.09 Conditions Precedent to Assignment or Transfer. The transfer of enrollees under this Agreement is subject to the approval of DHS and any other state or federal agency with jurisdiction over this transaction.


      3. PROVIDER AGREEMENT. Subject to the terms of a definitive agreement to be entered into by the parties, commencing as of July 1, 1997, MMC, on behalf of Maxicare, shall arrange for the provision of all "Covered Services" for the Enrollees (whether provided by participating or nonparticipating providers). The definitive agreement shall include the following terms:

          3.1 Oversight Responsibilities. Maxicare will assume all responsibilities of oversight and administration of the responsibilities to be delegated to MMC in accordance with applicable Medi-Cal laws, the Knox-Keene Health Care Service Plan Act and rules promulgated thereunder and the Maxicare contracts with DHS. MMC shall abide by any determination of Maxicare made pursuant to the PHP Contracts, Medi-Cal laws and the Knox-Keene Health Care Service Plan Act and the rules promulgated thereunder that require Maxicare to provide oversight of the responsibilities delegated to MMC pursuant to this Agreement.

          3.2   Financial  Responsibility.    Maxicare  shall  have
financial responsibility for any Covered Services provided or arranged for by MMC that exceed 115 percent of the total compensation paid to MMC.




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      4.  INDEMNIFICATION.  Neither  MMC  nor  Maxicare (nor any of
their respective agents or employees) shall be liable to the other for any act or omission of the other party. The parties agree to defend, indemnify and hold the other harmless from any against any and all liabilities, losses, damages, claims and expenses of any
kind,  including  costs   and   attorney   fees,  incurred  by  the
indemnified party, and arising from, or in connection with, the indemnified party's performance of, or failure to perform, its duties and obligations under this Agreement.

      5. PUBLICITY. All notices to third parties other publicity concerning the transaction contemplated by this Letter of Intent shall be jointly planned and coordinated by and between MMC and Maxicare. No party shall act unilaterally in this regard without the prior written approval of the others; however, this approval shall not be unreasonably withheld.

      6. LEGALLY BINDING. This Letter of Intent is legally binding and creates an enforceable obligation of the parties to consummate the transaction contemplated herein. This Letter of Intent is free from any and all contingencies.


Dated: May 23, 1997           "MMC"


                              MOLINA MEDICAL CENTERS, INC.
                              a California Corporation


                              /s/ Jim Molina, M.D.

                                  President


Dated: May 23, 1997           "Maxicare"


                              MAXICARE
                              a California Corporation


                              /s/ Warren Foon

                              Vice President & General Manager







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